UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2006 (May 16, 2006)
Ennis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-05807	75-0256410

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy Midlothian, Texas	76065

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (972) 775-9801
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b)     On May 16, 2006, Mr. Robert Mitchell announced to the Nomination & Corporate Governance Committee of the Board of Directors of Ennis, Inc. (the “Company”) his intention not to stand for re-election at the next annual shareholders’ meeting scheduled for June 29, 2006. Mr. Mitchell has served as a director since 1985, and the Company will miss his insights and wisdom. Mr. Mitchell was also a member of the Nomination & Corporate Governance Committee, and was the former president and chief operating officer of the Company from 1985 until his retirement in 1989. Mr. Mitchell's decision was based solely on his age, and he did not have any disagreement with corporate policy or management. Mr. Mitchell will continue to serve in both capacities through June 29, 2006.
The Nomination Committee of the Board of Directors with the Board ratification, selected Mr. Godfrey M. Long to stand for election in place of Mr. Mitchell on the next ballot of directors to be submitted to shareholders’ of Ennis, Inc. and acted on in connection with the June 29, 2006 Annual Shareholders Meeting.

Mr. Long has over 25 years experience in the print industry. The following is a brief bio of Mr. Long:
Mr. Long, 64, is currently a director of Graphic Dimensions, a business forms manufacturer. He was the past president (2005) of the Document Management Industries Association (DMIA), a national business forms trade association, and continues to serve on the board where he has been a member since 1999. He is the former owner and CEO of Short Run Companies (1984 — 2003), a forms manufacturing company, and was the president of Blum Data Graphics (1981 — 2002), a forms distributor.

  * The information furnished under Item 5.02 of this Current Report on Form 8-K, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.
Date: May 18, 2006	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer